UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street

Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a material definitive agreement.

On December 6, 2023, Minim, Inc. (the “Company”) and Slingshot Capital, LLC (“Slingshot Capital”) entered into a Debt Conversion Agreement (“Conversion Agreement”) pursuant to which the Company agreed to issue 734,343 shares of the Company’s common stock (based on $1.533 per share) (the “Shares”) in exchange for the cancellation of a total principal amount of $1,000,000 (“Principal Amount”) outstanding under the Bridge Loan Agreement and Bridge Term Note (collectively, the “Loan Agreements”), with Slingshot Capital, plus $125,778 in accrued and unpaid interest on such Principal Amount as of December 6, 2023. The price per share used in the exchanged was determined by the weighted average price per share and trade volume on September 13, 2023 and November 28, 2023.

Slingshot Capital is owned by the Company’s Executive Chairperson of the Board and a former Board of Director, Jeremy Hitchcock and Elizabeth Hitchcock, respectively, (together, the “Affiliates”). Prior to such conversion, the Affiliates controlled approximately 38% of the voting interest of the Company. Following such conversion, the Affiliates control approximately 55% of the voting interest of the Company.

The foregoing description of the terms of the Conversion Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the respective agreement, a copy of which is filed hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Debt Conversion Agreement, dated as of December 6, 2023, by and among Minim, Inc. and Slingshot Capital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2023	MINIM, INC.

	By:	/s/ Jeremy Hitchcock
	Name:	Jeremy Hitchcock
	Title:	Executive Chairman of the Company